UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 26, 2026

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
645 Hamilton Street
	Allentown,	PA	18101
	(610)	774-5151

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Corporate Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-277140

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

The description of the Corporate Units to be registered hereby is set forth under the captions "Description of the Equity Units", "Description of the Purchase Contracts", "Certain Provisions of the Purchase Contract and Pledge Agreement" and "Description of the Remarketable Senior Notes" included in the Prospectus Supplement filed with the Securities and Exchange Commission (the "Commission") on February 25, 2026, pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"). The foregoing Prospectus Supplement is incorporated herein by reference.

The Prospectus Supplement was filed pursuant to the Registrant's Registration Statement on Form S-3 (File No. 333-277140), originally filed with the Commission under the Securities Act on February 16, 2024.

Item 2. Exhibits

1 -	Amended and Restated Articles of Incorporation of PPL Corporation, effective as of May 25, 2016 (incorporated herein by reference to Exhibit 3(i) to PPL Corporation Form 8-K Report (File No. 1-11459) dated May 26, 2016).
2 -	Bylaws of PPL Corporation, effective as of December 16, 2022 (incorporated herein by reference to Exhibit 3(ii) to PPL Corporation Form 8-K Report (File No. 1-11459) dated December 19, 2022).
3 -	Indenture, dated as of November 1, 1997, among PPL Corporation, PPL Capital Funding, Inc. and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee (incorporated herein by reference to Exhibit 4.1 to PPL Corporation Form 8-K Report (File No. 1-11459) dated November 12, 1997).
4 -	Supplemental Indenture No. 19, dated as of February 26, 2026, to said Indenture (incorporated herein by reference to Exhibit 4.2 to Form 8-K (File No. 1-11459) dated February 26, 2026).
5 -	Supplemental Indenture No. 20, dated as of February 26, 2026, to said Indenture (incorporated herein by reference to Exhibit 4.4 to Form 8-K (File No. 1-11459) dated February 26, 2026).
6 -	Form of Remarketable Senior Notes due 2034 (included in Exhibit 4).
7 -	Form of Remarketable Senior Notes due 2039 (included in Exhibit 5).
8 -	Purchase Contract and Pledge Agreement, dated as of February 26, 2026, among PPL Corporation and The Bank of New York Mellon, as purchase contract agent, collateral agent, custodial agent and securities intermediary (incorporated herein by reference to Exhibit 4.6 to Form 8-K (File No. 1-11459) dated February 26, 2026).
9 -	Form of Remarketing Agreement (included in Exhibit 8).
10 -	Form of Corporate Units Certificate (included in Exhibit 8).
11 -	Form of Treasury Units Certificate (included in Exhibit 8).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  February 26, 2026